Exhibit 23










                INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated
March 25, 2002 in this Registration Statement on Form 10-SB of TerenceNet, Inc.


We also consent to the references to us under the heading
"Experts" in such Document.


April 3, 2002

/s/ Malone & Bailey, PLLC
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Malone & Bailey, PLLC
Houston, Texas